Exhibit 10.4

LEASE AGREEMENT

between

BGNP Associates, LLC

and

Cleartronic, Inc.

Dated:    December 1, 2010

Suite 100 (*100-109)

8000 Building

8000 North Federal Highway

Boca Raton, FL 33487

SUMMARY OF LEASE

THIS DOCUMENT IS MERELY A SUMMARY AND ANY PROVISIONS OF THE LEASE AND OTHER AGREEMENTS BETWEEN LANDLORD AND TENANT SHALL PREVAIL OVER CONFLICTING PROVISIONS CONTAINED HEREIN.

(A)

LANDLORD’S MAILING ADDRESS:

BGNP Associates, LLC

8000 N Federal Hwy, #200

Boca Raton, FL 33487

(B)

TENANT’S NAME:

Cleartronic, Inc.

MAILING ADDRESS:

8000 North Federal Highway,

Suite 100

Boca Raton, FL 33487

(C)

DEMISED PREMISES:

8000 North Federal Highway,

Suite100

Boca Raton, FL  33487

(D)

TERM:

48 Months

(E)

COMMENCEMENT DATE:

December 10, 2010

EXPIRATION DATE:

48 months  from Commencement Date

(F)

BASE RENT:

LEASE TERM

ANNUAL BASE RENT

MONTHLY INSTALLMENT

1 through 12 Months

$ 72,876.00

$ 6,156.33

13 through 24 Months

$ 76,831.08

$ 6,402.59

25 through 36 Months

$ 79,904.28

$ 6,658.69

37 through 48 Months

$ 83,100.48

$ 6,925.04

(G)

SECURITY/DAMAGE DEPOSIT:

 $ 6,156.33

(H)

LAST MONTH RENT ON DEPOSIT: $ 2,500.00

(I)

PERMITTED USE.:

 General Office

(J)

ADDENDUMS:     A,B, C & D

Please make all checks payable to:

BGNP Associates, LLC

8000 N Federal Hwy #200

Boca Raton, Florida 33487

INSURANCE CERTIFICATES SHALL INCLUDE BGNP Associates, LLC AS AN ADDITIONAL INSURED ON ALL INSURANCE POLICIES.

LEASE AGREEMENT

THIS LEASE AGREEMENT (herein after referred to as the “Lease:) is made and entered into as of the 1st of December, 2010 by and between BGNP Associates, LLC, a Florida limited partnership (hereinafter referred to as “Landlord”) and Cleartronic, Inc., a Florida Corporation (herein referred to as “Tenant”).

W I T N E S S E T H:

THAT LANDLORD, in consideration of the rents and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the real property described herein, subject to the following terms.

ARTICLE I

DESCRIPTION OF PROPERTY; TERM

Section 1.1     Description of Property.   Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following space (hereinafter called the “Demised Premises” or “Premises”) as shown on Exhibit “A” attached hereto and made a part of this Lease, in the building known as 8000 Building, located at 8000 North Federal Highway, Suite _____, Boca Raton, Florida 33487, (hereinafter called the “Building”), together with the right to use in common with other tenants of the Building, their invitees, customers and employees, the lobby areas, stairways, elevators, hallways, lavatories and all other common facilities contained in the Building and the general parking area throughout.  All of the land and real property underlying the Building or adjacent thereto, with all improvements thereto including the Building, and used in connection with the operation of the Building shall be referred to herein as the “Property”.

Section 1.2     Term.   Tenant shall have and hold the Premises for a term of ________________ months (hereinafter referred to as the “Term” or “Lease Term”), commencing on ______________ (the “Commencement Date”) and expiring _______________ _____________ months thereafter (the “Expiration Date”).  If the Term of this Lease commences on any day of the month other than the first day, rent from such date to the end of such month shall be prorated according to the number of days in such month and paid on a per diem basis, in advance, on or before the Commencement Date.  Tenant agrees that it will execute prior to occupancy, an Estoppel Certificate in the form attached hereto as Exhibit “B”, as modified by Tenant to make the statements contained herein accurate.   Tenant’s failure or refusal to execute said Estoppel Certificate shall constitute a default hereunder.

ARTICLE II

BASE RENT

Section 2.1   Base Rent; Late Charge; Sales Tax.     Tenant agrees to pay Landlord an aggregate base rent for the first year of the Lease Term in the amount of $ 73,876.00 (the “Base Rent”), payable in twelve (12) equal monthly installments ($ 6,156.33) and the second year $ 76,831.08,  (the “Base Rent”), payable in twelve (12) equal monthly installments   ($6,402.59), and the third year $ 79,904.28,  (the “Base Rent”), payable in twelve (12) equal monthly installments   ($6,658.69), and the fourth year $ 83,100.48,  (the “Base Rent”), payable in twelve (12) equal monthly installments($6,925.04),  in advance of the first day of each and every month during the first year of the Lease Term.  The first month’s Base Rent, Additional Rent and sales tax security deposit thereon, shall be paid simultaneously with the execution of this Lease.  In addition and throughout the term of this lease, the Tenant shall be responsible for the payment of Additional Rent as provided in Article III below (the Base Rent and Additional Rent shall sometimes be collectively referred to as the “Rent”). In the event any monthly Rent payment is not paid within ten (10) days after it is due, after  each such occurrence in any calendar year, Tenant agrees to pay a late charge of ten (10%) percent of the amount of the payment due.  If any payment made by Tenant should be returned by our bank due to non-sufficient funds or stopped payment, Tenant agrees to pay a returned items fee of thirty-five dollars ($35.00), in addition to the aforementioned late fee.

Tenant further agrees that the late charge imposed is fair and reasonable, complies with all the laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for the costs and administrative expenses incurred by Landlord due to the late payment of Rent to Landlord by Tenant.  Tenant further agrees that the late charges assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.  Tenant shall pay to Landlord all sales or use taxes pertaining to the Rent (currently 6.0%), which shall be remitted by Landlord to the Florida Department of Revenue.

Section 2.2    Base Rental Adjustment.    Commencing on the first anniversary of the Lease Term, and each anniversary thereafter (inclusive of any renewals), the Base Rent shall be adjusted by an increase of four (4%) percent over the previous year’s base rent.

Section 2.3    Payment Without Notice or Demand.     The Rent called for in this Lease shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction.  Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part hereof, or to any abatement, suspensions, deferment, diminution or reduction of the Rent on account of any such circumstances or occurrence.

Section 2.4    Place of Payment.      All payments of Rent shall be made and paid by Tenant to BGNP Associates, LLC, 8000 N Federal Highway, Suite 200, Boca Raton, Florida 33487 or at such other place as Landlord may, from time to time, designate in writing to Tenant.  All Rent shall be payable in current legal tender of the United States, as the same is then by law constituted.  Any extension, indulgence, or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any one (1) occasion, shall not be construed as a continuing extension, indulgence or waiver, and shall not preclude Landlord from demanding strict compliance herewith.

Section 2.5    Early Termination.     Intentionally left blank.

Section 2.6

Option to Renew.

Intentionally left blank.

Section 2.7

First Right of Offer.       Tenant shall have a onetime First Right of Offer on the space which is directly adjacent to the demised premises upon the current lease for said space expiring.  The First Right of Offer shall be at the current lease rate that would be offered to a new tenant; however it will never be less than the current lease rate that the existing Tenant is paying at the termination of the lease.  Tenant shall have three (3) business days from notice of space availability to accept or decline the additional space.

ARTICLE III

ADDITIONAL RENT

Section 3.1    Additional Rent     Intentionally left blank.

ARTICLE IV

SECURITY/DAMAGE DEPOSIT

Section 4.1    Security/Damage Deposit.

The parties acknowledge that the Landlord is holding the sum of $ 6,156.33 to be held by Landlord as a damage deposit and/or as security for the performance by Tenant of all of the terms, covenants and conditions hereof and the payment of Rent or any other sum due Landlord hereunder.  Landlord shall have the right to apply all or any part of the security deposit against: (a) unreasonable wear and tear of the Premises; (b) loss or damage to the Premises or other property of the Landlord caused by the negligence of Tenant, Tenant’s employees, agents invitee or licensees; (c) the cost of repairing the Premises, except for reasonable wear and tear, to the same condition it was in at the time Tenant began occupancy thereof; and (d) Rent payments which remain due and owing beyond any applicable grace period.  Landlord shall not be limited in pursuing Landlord’s remedies against Tenant for costs, losses or damages to the Premises or to any other property of Landlord for any such costs, losses or damages which are in excess of the above described security deposit amount.  Subject to (a) through (d) above, Landlord shall return Tenant’s Security Deposit within twenty (20) days after Lease Termination.  Such security deposit shall bear no interest and may be commingled with other security deposits or funds of Landlord.

ARTICLE V

USE OF PREMISES

Section 5.1 Use of Premises. Landlord represents that the premises are located within the City Of Boca Raton and that the premises have a zoning designation of LIRP. Tenant represents that its intended use of the premises is consistent with the LIRP zoning designation and tenant represents that it will not use the premises for any propose that will be inconsistent with the LIRP zoning designation. Tenant shall have the responsibility to comply with all applicable zoning codes and regulations. Tenant shall use the premises for general office and will not use the premises for any other use without first obtaining written consent of the landlord. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful purpose, or in violation of any and all applicable ordinances, laws, rules or regulations of any governmental body, or the Association, and will not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord’s other tenants which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or the Property.

ARTICLE VI

ALTERATIONS, ADDITIONS, IMPROVEMENTS OR RELOCATION

Section 6.1    Leasehold Improvements.

The facilities, materials and work to be furnished, installed and performed in the Premises by Landlord, at its expense, are hereinafter referred to as “Landlord’s Work”.   Landlord shall utilize Building standard materials.  In all other respects Tenant accepts the premises in their “as is” condition.  Such other facilities, materials and work which may be undertaken by or for the account and at the expense of Tenant to equip, decorate and furnish the Premises for Tenant’s occupancy are hereinafter referred to as “Tenant’s Work”.  Landlord’s approval of the plans, specification and working drawings for Tenant’s work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  Recognizing that the building is large and the needs of the tenants as to space may vary from time to time, and in order for the Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and during the Term, at the Landlord’s sole expense, to move Tenant from the Premises and relocate Tenant in other space of the Landlord’s choosing of approximately the same dimensions and size within the Building.  During a relocation period, Landlord will use reasonable efforts not to unduly interfere with the Tenant’s business activities and to substantially complete the relocation within a reasonable time under all then-existing circumstances.  Landlord’s obligation for the expenses of relocation will be the actual cost of relocating Tenant and Tenant agrees that Landlord’s exercise of its election to relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Term.  No rights granted in this Lease to Tenant, including the right of quiet enjoyment will be deemed breached or interfered with by reason of Landlord’s exercise of relocation right reserved herein.

Section 6.2     Completion by Landlord.

The Premises shall be deemed ready for occupancy on the date Landlord’s Work is substantially.  The same shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Premises.  Landlord shall give Tenant at least ten (10) days notice of the date on which Landlord estimates Landlord’s Work will be substantially completed, and Tenant shall occupy the Premises promptly thereafter.

Section 6.3 Delay by Tenant.   If substantial completion of Landlord’s Work is delayed due to: (a) any act or omission of Tenant or any of its employees, agents or contractors (including, but limited to, (i) any delays due to changes in or additions to Landlord’s Work, or (ii) any delays by Tenant in the submission of plans, drawings, specifications, or other information or in approving any working drawings or estimates, or in giving any authorization or approvals);  or (b) any additional time needed for the completion of Landlord’s Work by the inclusion in Landlord’s Work of any special or unusual work, then the Premises shall be deemed ready for occupancy on the date it would have been ready, but for such delay, and Rent shall commence as of such earlier date.  Any changes to floor plans after execution of the Lease shall be subject to Landlord’s approval, and furthermore, Tenant shall pay for any extra costs that may be incurred by Landlord which are caused by changes so requested by Tenant.

Section 6.4     Acceptance of Premises.

Tenant acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Premises.  The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken, except for the minor insubstantial details of which Tenant gives Landlord notice within 30 days after the Commencement Date.  If Landlord shall give Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all terms, covenants, conditions, and provisions of this Lease, including the execution of an Estoppel certificate.

ARTICLE VII

LANDLORD AND TENANT OBLIGATIONS

Section 7.1     Tenant’s Repair and Maintenance.

Tenant shall be responsible forall repairs, the need for which arises out of: (a) the performance or existence of Tenant’s Work or alteration; (b) the installation, use or operation of Tenant’s Property (defined below) in the Premises; (c) the moving of Tenant’s Property in and out of the Building; or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants, employees, agents, contractors or invitees, Tenant shall also be responsible for the replacement of all scratched, damaged or broken doors and glass in and about the Premises, the maintenance and replacement of wall and floor coverings in the Premises, and for the repair and maintenance of all sanitary and electrical fixtures therein.  All such repairs shall be performed at such times and in such a manner as shall cause the least interference with Tenant’s use of the Premises, the operation of the central systems of the Building and the use of the Building by other tenants.

Section 7.2     Landlord’s Obligations.

Landlord shall be obligated to keep and maintain the common areas of the Building, and the systems and facilities serving the Premises, in good working order and shall make all repairs as and when needed in or about the common areas and the Premises, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease.  Landlord shall be responsible for air conditioning, plumbing and electrical services in the Premises, as well as roof leaks, exterior maintenance and repair. Landlord shall not be liable for any damage to Tenant’s Property caused by (a) water from bursting or leaking pipes, or waste water about the Property; (b) from an intentional or negligent act of any other tenant or occupant of the Building or the Property; (c) fire, hurricane or other acts of God; (d) riots or vandals; or (e) from any other cause not attributable to the negligent or wrongful act of Landlord, its agents or employees.  Landlord shall not be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of, the Premises where necessitated due to the negligence of Tenant, its agents and employees, or other tenants, their agents or employees.

Section 7.3     Floor Loads; Noise and Vibration.

Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot, which such floor was designed to carry or which is allowed by law.  Business machines and mechanical equipment belonging to Tenant which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord or other tenants in the Building, shall, at Tenant’s expense, be placed and maintained by Tenant in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such noise, electrical interference or vibration.

Section 7.4     Electricity .

(a)   Landlord agrees to furnish to the Premises weekdays, exclusive of legal holidays, from 8:00 a.m. to 6:00 p.m., and Saturdays, from 8:00 a.m. to 12:00 p.m., heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises and elevator service;  water for lavatory and drinking at those points of supply provided for general use of tenants during the times and in the manner that such services are, in Landlord’s judgment customarily furnished in comparable office buildings in the immediate market area.  Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant’s request, Tenant shall pay Landlord a charge of $22.00 per hour for such services to be billed monthly to Tenant.  Landlord in its discretion has the right to reasonably adjust the above referenced charge.  Tenant agrees to keep closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy.  In the event Tenant utilizes heat-generating machines, heat-generating equipment or excess lighting in the Premises and same affects the ability of the air conditioning system to effectively cool the premises as intended, Landlord reserves the right to install supplementary air conditioning units for the Premises, and the cost thereof, including the cost of electricity and/or water therefore and the cost of all repairs, maintenance and replacements thereto shall be paid by Tenant to Landlord upon demand.

(b)   Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.  In order to ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect major equipment to the Building, electric distribution system, telephone system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date.  Tenant’s electrical usage under this Lease contemplates only the use of normal and customary office equipment.  In the event Tenant installs any office equipment which uses substantial additional amounts of electricity, then Tenant agrees that Landlord’s consent is required before the installation of such additional office equipment

Section 7.5     Energy Conservation.  Tenant shall undertake to use its best efforts to ensure that it will utilize energy-efficient equipment in the Premises.

Section 7.6     Janitorial Services.

Landlord shall cause the Premises, including the exterior and interior of the windows thereof to be cleaned in a manner standard to the Building.  Tenant shall pay to Landlord on demand, the cost incurred by Landlord for: (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its employees or visitors; (ii) the use of portions of the Premises for purposes requiring greater or more difficult cleaning work than normal office areas; (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request; (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times; and (c) the use of the Premises by Tenant other than during business hours on business days.

ARTICLE VIII

LANDLORD’S AND TENANT’S PROPERTY

Section 8.1     Landlord’s Property.     All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall be deemed the property of Landlord (“Landlord’s Property”) and shall not be removed by Tenant except as otherwise specifically set forth herein.  Further, any carpeting or other personal property in the Premises on the Commencement Date, shall not be removed by Tenant.

Section 8.2      Tenant’s Property.

All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (hereinafter collectively referred to as “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease, provided Tenant is not in default hereunder.  In the event Tenant’s Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof and repair the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant’s property and shall be deemed the property of Landlord.

Section 8.3     Removal of Tenant’s Property.

At or before the expiration date of this Lease, or within five (5) days after any earlier termination hereof, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property, and shall repair the Premises to the same physical condition and layout as they existed at the time tenant was given possession of the Premises, reasonable wear and tear excepted.  Any other items of Tenant’s Property which shall remain in the Premises after the expiration date of this Lease, or after a period of five (5) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord.  Landlord may request Tenant to remove and pay to Landlord the cost of repairing any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property and the cost of repair the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises, reasonable wear and tear excepted.

Section 8.4     Landlord’s Lien and Security Interest.

As security for the performance of Tenant’s obligations under this Lease, Tenant hereby grants to Landlord a security interest in and Landlord’s lien upon all of Tenant’s Property located in the Premises.  Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and empowers Landlord to execute on Tenant’s behalf a UCC-1 Financing Statement, renewals and terminations thereof, for the purpose of perfecting Landlord’s security interest.

ARTICLE IX

INSURANCE

Section 9.1     Tenant’s Insurance.

1.   Tenant shall, during the term of this Lease, maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises, insuring both Tenant and Landlord as an additional insured, in amount of not less than One Million ($1,000,000) Dollars Combined Single Limit for both bodily injury and property damage.

2.   Tenant shall maintain insurance upon all property in the Premises owned by Tenant, or for which Tenant is legally liable, and shall provide Landlord with evidence of same.  The insurances specified herein shall provide protection against perils included within the standard Florida form of fire and extended coverage insurance policy, together with insurance against vandalism and malicious mischief.

3.   All policies of insurance provided for in Section 9.1 shall be issued in a form acceptable to Landlord by insurance companies with general policyholder’s rating of “A” as rated in the most current available “Best’s Insurance Reports” and qualified to do business in Florida.  Each and every such policy:

(a)  shall be issued in the name of Tenant and shall include Landlord and any other parties in interest designated in writing by notice from landlord to Tenant as additional insured;

(b)   shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest as additional insured’s;

(c)   shall (or a certificate thereof shall) be delivered to Landlord and any such other parties in interest within ten (10) days before delivery of possession of the Premises to Tenant and thereafter, within thirty (30) days prior to the expiration of each policy, and as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

(d)  shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance;

(e)  shall be written as a primary policy which does not contribute and is not in excess of coverage which Landlord may carry; and

(f) shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of negligence of Tenant.

4.   Any insurance provided for in Section 9.1 may be maintained by means of a policy or policies of blanket insurance, provided however, that: (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured there under as their interests may appear; (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this Article are otherwise satisfied.

5.  These insurance requirements are subject to modification in the event any Superior Mortgagee (hereafter defined) of Landlord requires different insurance.  In such event, the reasonable requirements of such Superior Mortgagee shall control.

Section 9.2      Destruction of the Premises or Building.

If during the Term hereof, the Premises and/or the Building are damaged by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord.  Subject to the prior rights of any Superior Mortgagee, Landlord shall restore the Premises and/or the Building to substantially the same condition they were in immediately before said destruction.  If the restoration can be accomplished within 120 working days after the date Landlord receives notice of the destruction, such destruction shall not serve to terminate this Lease.  If the restoration cannot be performed within the time stated in this section, then within ninety (90) days after the parties determine that the restoration cannot be completed within said time, either party may terminate this Lease upon thirty (30) days notice to the other party.  If Tenant fails to terminate this Lease and restoration is permitted under existing laws, Landlord, at its election, may restore the Premises and/or the Building within a reasonable period of time, and this Lease shall continue in full force and effect.  Landlord shall use diligent effort in restoring the Premises and/or Building.  Rent shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenable as a result of such damage, unless said damage was caused by the intentional wrongful act of Tenant or its employees, agents or invitees.  Should Landlord elect to terminate this Lease, the entire amount of Landlord’s insurance proceeds shall be and remain the outright property of Landlord, subject to the prior rights of any mortgagee and except any proceeds received for Tenant’s Property that are covered under Tenant’s insurance.

Section 9.3

Landlord’s Insurance.  Landlord represents and warrants that Landlord shall provide and maintain insurance against the property, including personal injury and property damage for the building, including hazard and windstorm.

ARTICLE X

ALTERATIONS AND MECHANIC’S LIENS

Section 10.1     Alterations by Tenant. No alterations shall be made by Tenant unless the following conditions are met:

(a)   Tenant shall have received the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(b) All such alterations or improvements shall be performed by Landlord at Tenant’s expense, or by a contractor approved by Landlord.  Landlord’s approval of the plans, specifications and working drawings for Tenant’s Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  Any work by Landlord shall be performed at a fee competitive with local contractors.

(c)  Tenant shall have procured all permits, licenses and other authorizations required for the lawful and proper undertaking thereof;

(d) all alterations when completed shall be of such a nature as not to (i) reduce or otherwise adversely affect the value of the Premises; (ii) diminish the general utility or change the general character thereof; (iii) result in an increase of the Operating Expenses, or (iv) adversely affect the mechanical, electrical, plumbing, security or other such systems of the Building or the Premises;

(e) all alterations made by Tenant shall remain on and be surrendered with the Premises on expiration or earlier termination of this Lease, except that Landlord can elect, within thirty (30) days before expiration or earlier termination of the Lease, to require Tenant to remove any and all alterations Tenant had made to the Premises;

Section 10.2      Construction Liens.  Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from  and against any and all such costs and liabilities incurred by Tenant, and against any and all construction liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or site on which it is located.  Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for the Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any construction liens for improvements or work made by or for Tenant; and this Lease specifically prohibits the subjecting of Landlord’s interest in the Premises to any construction liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Lease.  All persons dealing with Tenant are hereby placed upon notice of this provision.  In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Premises, the Building or the Property (either by payment or bond as permitted by law) within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.1     Tenant’s Transfer.

(a)   Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant’s authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.  Any assignment, encumbrance or sublease without the Landlord’s written consent shall be void able and at Landlord’s election, shall constitute a default hereunder.  No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section.

(b)   If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner/or partners owing 50% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

(c)   If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling percentage of the capital stock of Tenant, or the sale of 51% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors, shall be deemed a voluntary assignment.

(d)   Landlord may consent to the sublease of all or any part of the Premises provided Tenant and the sub lessee enter into a sublease incorporating the same terms and conditions as contained herein (exclusive of rent), and Landlord shall be entitled to receive the total amount of any increased Rent, including sales tax, paid by a sub lessee or assignee.

(e)   Any assignment agreed to by Landlord shall be evidenced by a validly executed Assignment and Assumption of Lease Agreement.  Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of this Section shall be void and confer no rights upon any third person.  Such attempt shall constitute a material breach of this Lease and entitle Landlord to the remedies provided for default.

(f)   If, without such prior written consent, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other than the Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord may, in addition to and not in diminution of, or substitution for, any other rights and remedies under this Lease, or pursuant to law to which Landlord may be entitled as a result thereof, collect Rent directly from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved.

Section 11.2     Tenant’s Liability.    Notwithstanding any assignment or sublease, and  notwithstanding the acceptance of Rent by Landlord from any such assignee or sub lessee, Tenant shall continue to remain liable for the payment of Rent hereunder and for the performance of all agreements, conditions, covenants and terms herein contained,

Section 11.3  Landlord’s Right of Cancellation.     Notwithstanding anything contained herein to the contrary, should Tenant desire to assign the Lease or sublease the Premises, Landlord shall have the right, but not the obligation, to cancel or terminate the Lease and deal with Tenant’s prospective assignee or sublessee directly and without any obligation to Tenant.  In this event, Tenant’s obligations to Landlord under this Lease shall terminate.

Section 11.4     Landlord’s Transfer.      Landlord shall have the right to sell, mortgage, or otherwise encumber or dispose of Landlord’s interest in the Premises, the Building, the Property and this Lease.

Section 11.5

Minimum Rental Requirement.

 Notwithstanding anything to the contrary contained in this ARTICLE XI or in this Lease, Tenant may assign this Lease or sublet the Premises provided said rental rate is not less than that rental amount that is being paid for other space within the Building.  Otherwise, Tenant shall not, under any circumstances, assign this Lease or sublet the Premises or any part thereof until at lease ninety (90%) percent of the rentable space in the Building has been leased by Landlord.

ARTICLE XII

OBLIGATIONS

Section 12.1     Obligations of Tenant.      Tenant shall, during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may now or hereafter be applicable to the Premises or to its use, whether or not the same shall interfere with the use or occupancy of the Premises, arising from (a) Tenant’s use of the Premises; (b) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section.  Tenant shall give prompt notice to Landlord of any notice it received of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

Section 12.2     Rules and Regulations.      Tenant shall also comply with all rules and regulations now existing (See Exhibit “C”), or as may be subsequently applied by Landlord to all tenants of the Building.  Landlord agrees to consistently apply the rules and regulations to all Tenants within the Building.

ARTICLE XIII

RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

Section 13.1     Payment or Performance.     Landlord shall have the right, upon ten (10) days prior written notice to Tenant (or without notice in case of emergency or in order to avoid any fine, penalty, or cost which may otherwise be imposed or incurred), following the expiration of any applicable cure period, to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorney’s fees.  Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation.

Section 13.2     Reimbursement.

All payments made and all reasonable costs and expenses incurred in connection with Landlord’s exercise of the right set forth in Section 13.1, shall be reimbursed by Tenant within ten (10) days after receipt of a bill setting forth the amounts so expended, together with interest at the annual rate of 18% from the respective dates of the making of such payments or the incurring of such costs and expenses.  Any such payments, costs and expenses made or incurred by Landlord may be treated as Additional Rent owed by Tenant.

ARTICLE XIV

NON-LIABILITY AND INDEMNIFICATION

Section 14.1     Non-Liability of Landlord.

Neither Landlord, nor any beneficiary, joint venture partner, agent, servant, or employee of Landlord, nor any Superior Mortgagee (as defined in Article XIX below), shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its property, unless caused by or resulting from the negligence or intentional wrongful act of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Tenant or any of its subtenants, licensees, employees, agents or contractors.  Tenant recognizes that any Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the negligence of Landlord.  Further, neither Landlord, or any Superior Mortgagee, nor any joint venture partner, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for incidental or consequential damages or lost profits arising out of any loss of use of the Premises, or any equipment or facilities therein, by Tenant or any person claiming through or under Tenant.

Section 14.2     Indemnification by Tenant.

Tenant hereby agrees to indemnify Landlord and hold it harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with bodily, loss of life, and/or damage to property arising from or out of any occurrence in, upon, or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned totally or in part by any negligent act or omission of Tenant, its agents, contractors, employees, servants, or subtenants unless such damages due to the negligent act or omission of Landlord, its agents or employees.  In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant in connection with the Demised Premises, Tenant hereby agrees to hold Landlord harmless and pay all costs, expenses, and reasonable attorney’s fees and costs incurred by Landlord in connection with such litigation.  Tenant also agrees to pay all costs, expenses, and reasonable attorney’s fees which may be incurred by Landlord in enforcing the obligations of Tenant under this Lease.  To the maximum effect permitted by law, Tenant agrees to use and occupy the Demised Premises at Tenant’s own risk.

Section 14.3     Independent Obligations; Force Majeure.      The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control.  Tenant shall not hold Landlord liable for any injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances or plumbing work of the same, unless same is the result of Landlord’s gross negligence.

ARTICLE XV

DEFAULT

Section 15.1     Events of Default.

Tenant shall be in default under this Lease if any one or more of the following events shall occur:

(a)   Tenant shall fail to pay any installment of the Rent and/or any expenses called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after the same is due; or

(b)   Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with bona fide due diligence, be cured within said thirty (30) days, Tenant shall fail to proceed within said thirty (30) day period to cure such default and thereafter to prosecute the curing of same with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within such period of thirty (30) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with due diligence); or

(c)   Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by ARTICLE XI; or

(d)   Tenant shall file a voluntary petition in bankruptcy or any Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, re-adjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant’s properties; or

(e)   If any creditor of Tenant shall file a petition in bankruptcy against Tenant or for reorganization of Tenant, under state or federal law, and if such petition is not discharged within ninety (90) days after the date on which it is filed; or

(f)   Tenant shall vacate or abandon the Premises, then, and in any such event, or during the continuance thereof (subject to the time period described in subparagraph (e) above), Landlord may, at its option, by written notice to Tenant, designate a date not less than five (5) days from the giving of such notice on which this Lease shall end, and thereupon, on such date, this Lease and all rights of Tenant hereunder shall terminate.

Section 15.2     Surrender of Premises.

Upon any such termination of this Lease, Tenant shall surrender the Premises to Landlord, and Landlord, at any time after such termination, may, without further notice, re-enter and repossess the Premises without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises.

                Section 15.3      Reletting.

At any time or from time to time after any such termination of this Lease, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and may collect and receive the rents therefore.  Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting.

Section 15.4     Survival of Obligations.

No termination, pursuant to this ARTICLE XV, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

Section 15.5     Holdover.   Should Tenant hold over and remain in possession of the Premises at the expiration of any Term hereby created, Tenant shall, by virtue of this Section, become a Tenant at sufferance and shall pay Landlord 200% of the Rent per month of the last monthly installment of Rent above provided to be paid.  Said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a tenancy at sufferance instead of a tenancy as provided herein, and Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to vacate the Premises, and shall be entitled to ten business (10) days prior notice of any intention of Landlord to evict Tenant from the Premises in the event Landlord desires possession of the Premises; however, that said Tenant at sufferance shall not be entitled to ten business (10) days notice in the event the said Rent is not paid in advance without demand, the ten business (10) days written notice otherwise required being hereby expressly waived.

ARTICLE XVI

DAMAGES/REMEDIES

Section 16.1     Damages.

In the event this Lease is terminated under the provisions or any provisions of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages, at the election of Landlord either:

(a)

The present value of the entire amount of the Rent which would have become due and payable during the remainder of the Term of this Lease, in which event Tenant agrees to pay the same at once, together with all Rent theretofore due, at Landlord’s address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of said Term.  Such present value shall be determined utilizing a discount rate of six (6%).  The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease.  IF Landlord elects the remedy given in this Section 16.1 (a), then same shall be Landlord’s sole remedy for such default; or

(b)

Sums equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefore following such termination through the expiration of this Lease.

If Landlord at its option shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents, as and when received by Landlord, the expenses incurred or paid by Landlord in terminating this Lease and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new tenants, brokers’ commissions, reasonable attorneys’ fees and all other expenses properly chargeable against the Premises and the rental therefrom.  It is hereby understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such rents are actually received by Landlord.

Section 16.2     Remedies.    Lawsuits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired, nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  All remedies of Landlord provided for herein, or otherwise at law or in equity, shall be cumulative and concurrent.

ARTICLE XVII

EMINENT DOMAIN

Section 17.1     Taking.

If the whole of the building or the Premises, or, if more than 20% of the Building or the Property, shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, which materially affects Tenant’s use and occupancy of the Premises, this Lease shall terminate as of the date of vesting of title as a result of such taking, and the Base Rent and Additional Rent shall be prorated and adjusted as of such date.

Section 17.2     Award.

Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction there from, except to the extent that Tenant shall be entitled to compensation based upon damages sustained to Tenant’s Property.  Tenant shall not be precluded from taking its own action against the condemning authority.

Section 17.3     Temporary Taking.      If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises.  This Lease shall be and remain unaffected by such taking and Tenant shall continue to pay the Rent in full when due.  If the period of temporary use or occupancy shall extend beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date and Landlord shall receive so much as represents the period after such expiration date.  All monies received by Landlord as, or as part of, an award for temporary use and occupancy for a period beyond the date through which the Rent has been paid by Tenant, shall be held and applied by Landlord as a credit against the Rent becoming due hereunder.

Section 17.4     Partial Taking.

In the event of any taking of less than the whole of the Premises, the Building and/or the Property, which does not result in termination of this Lease: (a) subject to the prior rights of a Superior Mortgagee, Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are Tenant’s Property) to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable), so as to constitute a complete and tenantable Building and Premises; and (b) Tenant, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Tenant’s property pursuant hereto, to substantially their former condition to the extent feasible, subject to reasonable changes which Tenant shall deem desirable.  Such work by Tenant shall be deemed alterations as described in Section 11.1 hereinabove.  In the event of any partial taking, Tenant shall be entitled to a reduction in Rent for the remainder of the Lease Term following such partial taking based upon the percentage of space taken relative to the original Premises leased.

ARTICLE XVIII

QUIET ENJOYMENT

Section 18.1     Quiet Enjoyment.

Landlord agrees that Tenant, upon paying all Rent and other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the rules and regulations of Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease.

ARTICLE XIX

SUBORDINATION AND ATTORNMENT

Section 19.1     Subordination.

This Lease, and all rights of Tenant hereunder, are and shall be subordinate to any mortgage or other encumbrance, whether now of record or recorded after the date of this Lease, affecting the Premises, the Building or the Property. Notwithstanding that such subordination is self-operative without any further act of Tenant, Tenant shall, from time to time, within ten (10) days of request from Landlord, execute and deliver any reasonable documents or instruments that may be required by a Superior Mortgagee to confirm such subordination.  Tenant’s obligation to subordinate this Lease to any mortgage or other interest shall be conditioned upon Tenant’s receipt from such party requesting subordination a Non-Disturbance agreement substantially to the effect that no steps or proceedings taken by reason of Landlord’s default under such mortgage or encumbrance shall terminate this Lease nor shall Tenant be named a Defendant in any proceeding for foreclosure of such mortgage or be disturbed by virtue of such steps or proceedings as long as there shall be no default by Tenant under the provisions of the Lease.  Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a “Superior Mortgage” , and the holder of a Superior Mortgage is hereinafter referred to as a “Superior Mortgagee”.

Section 19.2     Notice to Landlord and Superior Mortgagee.     If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and any Superior Mortgagee whose name and address shall previously have been furnished to Tenant; and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same.

Section 19.3     Attornment.

If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such Superior Mortgagee, Tenant shall attorn to and recognize such Superior Mortgagee as Tenant’s Landlord under this Lease, and shall promptly execute and deliver any instrument such Superior Mortgagee may reasonable request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between such Superior Mortgagee and Tenant, upon all terms, conditions, and covenants as set forth in this Lease, except that the Superior Mortgagee shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease; or (c)  be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Superior Mortgagee.  Further, upon such attornment, Landlord shall be released from any further obligations hereunder.

ARTICLE XX

LANDLORD’S RIGHT OF ACCESS

Section 20.1     Access for Maintenance and Repair.     Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows, and doors bounding the Premises, all of the Building including, without limitation, exterior walls, core interior walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other facilities of the Building, and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.  Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes ducts and conduits in and through the Premises.  Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder.  Landlord and its agents shall have the right to enter upon the Premises upon reasonable notice to Tenant and during normal business hours except in emergencies when no notice is required, for the purpose of making any repairs therein or thereto which shall be considered necessary or desirable by Landlord, in such a manner as not to unreasonably interfere with Tenant in the conduct of Tenant’s business on the Premises; and in addition, Landlord and its agents shall have the right to enter the premises at any time in cases of emergency.

Section 20.2     Access for Inspection and Showing.

Upon reasonable notice to Tenant and during normal business hours, Landlord and its agents shall have the right to enter and/or pass through the Premises to examine the Premises and to show them to actual and prospective purchasers, mortgagees or lessors of the Building.  During the period of six (6) months prior to the expiration date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants.

Section 20.3  Landlord’s Alterations and Improvements.

If, at any time, any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.  Landlord reserves the right to make such changes, alterations, additions, and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public portions of the Building, as Landlord shall deem necessary or desirable, and no such alterations or changes shall be deemed a breach of Landlord’s covenant of quiet enjoyment or a constructive eviction.

ARTICLE XXI

SIGNS AND OBSTRUCTION

Section 21.1  Signs.

Landlord shall supply Tenant with building standard signage.  Tenant shall not place or suffer to be placed or maintained upon any exterior, door, roof, wall or window of the Premises or the Building, any sign, awning, canopy or advertising matter of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises except as approved by Landlord, and will not place or maintain any freestanding standard within or upon the Common Area of the Building or immediately adjacent thereto, without first obtaining Landlord’s express prior written consent.  No exterior or interior sign visible from the exterior of the Building shall be permitted.  Tenant further agrees to maintain any such signage approved by Landlord in good condition and repair at all times and to remove the same at the end of the Term of this Lease if requested by Landlord.  Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation and/or removal.

Section 21.2 Obstruction.     Tenant shall not obstruct the sidewalks, parking lots or other public portions of the Building or the Property in any manner whatsoever.

ARTICLE XXII

NOTICES

Section 22.1     Notices.

Any notice or other information required or authorized by this Lease to be given by either party to the other may be given by hand or sent (by first class pre-paid mail, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address stated below.  Any notice or other information given by mail pursuant to this Section which is not returned to the sender as undelivered shall be deemed to have been given on the fifth (5th) day after the envelope containing any such notice or information was properly addressed, pre-paid, registered and mailed.  The fact that the envelope has not been so returned to the sender shall be sufficient evidence that such notice or information has been duly given.  Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid mail to the other party, at the address stated below, within twenty-four (24) hours after transmission.

AS TO LANDLORD:

BGNP Associates, LLC

8000 N Federal Highway

Suite 200

Boca Raton, FL 33487

AS TO TENANT:

Cleartronic, Inc.

8000 N Federal Highway

Suite 100

Boca Raton, FL 33487

The above address may be changed at any time by giving thirty (30) days written notice as above provided.  In addition to the foregoing, any notices of a legal nature shall be copied to:

BGNP Associates, LLC

8000 N Federal Highway

Suite 200

Boca Raton, FL 33487

ARTICLE XXIII

MISCELLANEOUS

Section 23.1   ADA Compliancy.

To the best of Landlord’s knowledge, the Premises are ADA compliant.

Section 23.2     Environmental Indemnity.

Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any “Hazardous Substances” at the Premises, through the acts of Tenant, its employees, agents or invitees acting with Tenant’s authority, whether foreseeable or unforeseeable, during the term and occupancy of the premises by Tenant.  The foregoing indemnity includes, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances, all costs of determining whether the Premises is in compliance and to cause the Premises to be in compliance with all with all applicable environmental laws, all costs associated with claims for damages to persons, property, or natural resources, and Landlord’s reasonable attorneys’ and consultants’ fees and court costs.  For the purposes of definition, Hazardous Substances means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PBCs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et. seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. Section 1802 et. seq.

Section 23.3     Radon Gas.      Pursuant to Florida Statutes, Section 404.056 [8], the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 23.4     Broker Commission.

Intentionally left blank.

Section 23.5     Financial Statements.

Throughout the term of this Lease,  Tenant shall provide Landlord, at the request of Landlord, its most current and complete financial statement including, but not limited to, its balance sheet and profit and loss statement.

Section 23.6     Estoppel Certificates.

Each party agrees, at any time and from time to time as requested by the other party, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent have been paid, stating whether or not the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event.  Each party shall also include in any such statements such other information concerning this Lease as the other party may reasonably request.  In the event either party fails to comply with this Section, such failure shall constitute a material breach of the Lease.  If Tenant fails to execute the initial Estoppel Certificate, Rent shall continue to accrue, but Landlord shall be under no obligation to deliver possession of the Premises.

Section 23.7     Approval by Superior Mortgagee.

If required by a Superior Mortgagee, this Lease shall become binding upon Landlord’s execution and approval of Lease by Landlord’s Superior Mortgagee for the building.

Section 23.8     No Recordation.

This Lease shall not be recorded by Tenant in the Public Records of Palm Beach County, Florida, or in any other place.  Any attempted recordation by Tenant shall render this Lease null and void and entitles Landlord to the remedies provided for Tenant’s default.  However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum of Lease with respect to this Lease, and a Memorandum of Modification of Lease with respect to any modification of this Lease, sufficient for recording.  Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

Section 23.9     Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the State of Florida.  If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall remain in full force and effect.  The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

Section 23.10     Relationship of Parties.

Nothing contained in this Lease will be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

Section 23.11     Capacity to Execute Lease.     If Tenant is other than a natural person, Tenant represents that it is legally constituted, in good standing and authorized to conduct business in the State of Florida.  Tenant further represents that the person who is executing this Lease on its behalf has the full power and authority to perform such execution and deliver the Lease to Landlord, and that upon such execution and delivery, the Lease shall be valid and binding upon Tenant in accordance with its respective terms and conditions.  To further evidence the foregoing, upon request by Landlord, Tenant shall deliver to Landlord an appropriate corporate or partnership resolution specifying that the signatory to the Lease has been duly authorized to execute same on behalf of Tenant.

Section 23.12     Exculpation of Landlord.

Landlord’s obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Property or the proceeds of any insurance policies maintained or required to be maintained by Landlord hereunder, and neither Landlord nor any of the partners of Landlord, nor any officer, director, or shareholder of Landlord, shall have any personal liability whatsoever with respect to this Lease.

Section 23.13     Waiver of Trial by Jury.

It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

Section 23.14     Attorney’s Fees.

In the event of any litigation in enforcing any of the terms, covenants or conditions of this Lease, or any of its rights and remedies under Chapter 83, Florida Statutes, as may hereinafter be amended, the prevailing party shall be entitled to the recovery it reasonable attorneys’ fees and court costs incurred.

Section 23.15     Compliance with Laws.

Tenant, at Tenant’s expense shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises.

Section 23.16     Entire Agreement.   This Lease constitutes the entire understanding between the parties and shall bind the parties hereto, their successors and assigns.  No representation, except as herein expressly set forth, have been made by either party to the other, and this Lease cannot be amended or modified except by a writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

WITNESSES:

“TENANT”

(2 witnesses required)

(Insert Tenant Name

/s/ Steven Holtz

/s/ Larry M. Reid

Steven Holtz

Larry M. Reid, President

Printed Name

12/7/10

Date

12/7/10

Date

/s/ James Concannon

James Concannon____

Printed Name

12/7/10

Date

WITNESSES:

“LANDLORD”

(2 witnesses required)

BGNP Associates, LLC

/s/ Jamie Dempsey

/s/ Eric P. Platero

    Eric P. Platero, Managing Member

Jamie Dempsey

Printed Name

12/7/10

Date

12/7/10

Date

/s/ Patricia McDonnell

Patricia McDonnell

Printed Name

12/7/10

Date

ADDENDUM B

TENANT ESTOPPEL STATEMENT

LEASE DATED:

AMENDED:

LANDLORD:

TENANT:

PREMISES:

As Tenant under the above referenced Lease, the undersigned certifies for the benefit of __________________________________________________, which has made or is about to make a loan to Landlord part of the security for which will be a mortgage or deed of trust covering the Premises and an assignment of Landlord’s interest in the Lease, the following:

1.

The Lease has not been modified or amended, except by documents dated ________________ copies of which are attached hereto.

2.

The Lease (as so modified or amended) is in full force and effect and represents the entire agreement between Landlord and Tenant.

3.

Tenant has no offsets or defenses to its performance of the terms and provisions of the Lease, including the payment of rent and Landlord is not in default under any of the terms, covenants or provisions of the Lease.

4.

Tenant is in possession of the Premises and has accepted the Premises, including all alterations, additions and improvements required to be made by Landlord.  The premises contain _________ square feet.

5.

The Rent Commencement Date is ___________________, 20 __, and the Term is __________ months ending on _____________________, 20 __, The Lease provides for the following renewal options(s) ________________________________________________________________________ at a rental rate of ________________________________________________________________________.

6.

Tenant acknowledges that the Premises have been delivered to Tenant in good order and condition.

7.

The Lease provides for rent payable as follows:

(a)  Base Rent.  Base Rent payable monthly of $ ___________.

(b)  Operating Costs.  The Lease provides for Tenant to pay its proportionate share of Operating Costs.

(c) Tenant has commenced paying rent.  No rent has been paid in advance except for the Base Rent that became due for the current month.

8.

Landlord is holding a security deposit of  $___________.

9.

The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:  __________________________________________________________________________

__________________________________________________________________________________________

10.

Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease and that it has not received any notice of a prior assignment, hypothecation or pledge of rents by Landlord.

11.

Tenant has delivered to Landlord all evidence of insurance which Tenant is required to provide under the Lease.

TENANT: Cleartronic, Inc.

BY: /s/ Larry M. Reid

ITS: President

DATE: 12/7/10

ADDENDUM C

RULES AND REGULATIONS

1.

The sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used for any purpose other than the ingress and egress from its Premises.  The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  Tenant shall not go upon the roof of the Building.

2.

The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom.

3.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in conjunction with, any window or door on the Premises without the prior written consent of Landlord.  In any event, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.  No articles shall be placed on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s Premises.

4.

Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. weekdays, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or their accompanied guests.  Tenant shall be responsible for all persons it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission or exclusion of any person from the Building.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

5.

Tenant shall not employ any person or persons other than Landlord’s janitor for the purpose of cleaning its Premises.  Except with the written consent of Landlord no persons other than those approved by Landlord shall be permitted to enter the building for the purpose of cleaning same.  Tenant shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall in no way be responsible to Tenant for any loss of property on its Premises however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

6.

Tenant shall not use upon its Premises vending machines or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

7.

Tenant shall see that all doors to its Premises are securely locked and that all utilities, water faucets or water apparatus are shut off before Tenant leaves the Premises, so as to prevent waste or damage, and shall be responsible for all injuries sustained by other tenants or occupants of the Building or Landlord as a result of its failure to do so.  Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8.

Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls.

9.

Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any  door in its Premises without prior written consent of Landlord.  If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

10.

Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord.  Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made.  In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefore.

11.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant, who, or whose employees or invitees, shall have caused it.

12.

Tenant shall not keep in the Building any kerosene, gasoline or inflammable or combustible fluid or materials other than limited quantities necessary for the operation or maintenance of office equipment.  Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

13.

Tenant shall not permit to be kept in its Premises any foul or noxious gas or substance or permit its Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Building.

14.

No cooking shall be done in the Premises (except that use by the Tenant of Underwriter’s Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall the Premises be used for lodging.

15.

Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods on the Premises, nor shall Tenant carry on, or permit the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise, manufacturing of any kind, the business of a public barber shop, or beauty parlor, or for any business activity other than that specifically provided for in Tenant’s lease.

16.

Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or  installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

17.

Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof  of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building.

18.

Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  The expense of repairing any damage resulting from a violation of this rule of the removal of any floor covering shall be borne by Tenant.

19.

No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down elevators except between such hours and in such elevators as shall be designed by Landlord.  Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof.  Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient  to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

20.

Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Tenant shall not mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface the Premises.

21.

There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

22.

Tenant shall store all its trash and garbage within the interior of its Premises.  No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

23.

Canvassing, soliciting or distributing of handbills or any other written material, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.  Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

24.

Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations at the Building.

25.

Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with the business of Tenant except as Tenant’s address.

26.

Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27.

Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.

28.

The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no such employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

30.

Landlord reserves the right to make such other reasonable rules and regulation as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

31.

All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive.  The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

32.

Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with coasters to avoid excessive wear and tear to carpeting.  If Tenant fails to provide such mats, the cost of carpet repair of replacement made necessary by such excessive wear and tear shall be charged to and paid by Tenant.

33.

Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service.  This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows ceilings, equipment or any other physical portion of the Building.

34.

Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

35.

Tenant shall be responsible for the observance of all of the forgoing Rules and Regulations by Tenant’s employees, agents, clients, invitees and guests.

36.

Tenant shall not allow its employees or invitees to park in other than designated areas, nor shall any washing of cars or car repairs be permitted in any parking areas, nor shall overnight parking be permitted, nor shall commercial trucks be allowed in the parking areas other than in designated delivery areas.

37.

Other than for single-trip usages, Tenant shall make reservations for use of any elevators, which shall be accepted by Landlord on a first-come, first-serve basis.

38.

Tenant’s agree to refrain from bringing live animals into the office building, to include dogs, cats, birds, and other exotic pets.

39.

These rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms covenants, agreements and conditions of any lease of premises in the Building.

TENANT: Cleartronic, Inc.

BY: /s/ Larry M. Reid

ITS: President

DATE: 12/7/10